                                                                    Exhibit 23.4
                                                                    ------------
                          OSTROWKSKI & COMPANY, INC.
                           Bank and Thrift Advisors

ONE WORLD TRADE CENTER                               WESTGATE OFFICE CENTER
SUITE 2135                                           700 WEST JOHNSON AVENUE
NEW YORK, NY 10048-0202                              CHESHIRE, CT 06410-1135
212-432-0055                                         203-699-1445
FAX: 212-432-1254                                    FAX: 203-699-1447


                     CONSENT OF OSTROWSKI & COMPANY, INC.
                     ------------------------------------


          We hereby consent to the use of our firm's name in the form S-4 Registration Statement of Eagle Financial Corp. ("Eagle") and amendments thereto relating to the registration of shares of Eagle's common stock to be issued in connection with the proposed acquisition of MidConn Bank. We also consent to the inclusion of our opinion letter dated January 27, 1997 as an Appendix to the Joint Proxy Statement/Prospectus included as part of the Form S-4 Registration Statement, and the references to our opinion included in the Joint Proxy Statement/Prospectus.

                                         Ostrowski & Company, Inc.

                                         /s/ Ostrowski & Company, Inc.

New York, New York
March 14, 1997





                                      E-5